Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Municipal Trust
333-14725, 811-07873

A special meeting of the shareholders
of each of the funds in Nuveen
Municipal Trust (the Trust)
was held July 26, 2005.

The purpose of the meeting was to

1. elect nine (9) trustees to serve
2. until their successors shall
3. have been duly elected and
4. qualified;

Approval of the Board Members
was reached as follows:

Robert P. Bremner
For 398,427,563
Withhold 7,238,175

Lawrence H. Brown
For  398,217,416
Withhold 7,448,322

Jack B. Evans
For  398,396,866
Withhold  7,268,872

William C. Hunter
For 398,527,527
Withhold  7,138,211

David J. Kundert
For 398,406,200
Withhold  7,259,538

William J. Schneider
For 398,427,866
Withhold  7,237,872

Timothy R. Schwertfeger
For 398,501,319
Withhold  7,164,419

Judith M. Stockdale
For 398,557,397
Withhold  7,108,341

Eugene S. Sunshine
For  398,391,524
Withhold  7,174,214

5. approve a new Investment
6. Management Agreement .

Nuveen All-American Municipal
Bond Fund:
The number of shares voted in the
affirmative:  27,842,754
and
the number of negative votes:
388,987

Nuveen Intermediate Duration
Municipal Bond Fund:
The number of shares voted in the
affirmative:  179,046,144
and
the number of negative votes:
2,537,755

Nuveen Insured Municipal Bond
Fund:
The number of shares voted in the
affirmative:  49,674,798
and
the number of negative votes:
600,644

Nuveen Limited Term Municipal
Bond Fund:
The number of shares voted in the
affirmative:
68,124,248 and
the number of negative votes:
1,008,810

Nuveen High Yield Municipal Bond
Fund:
The number of shares voted in the
affirmative:
66,381,152 and
the number of negative votes:
601,595

Proxy materials are herein
incorporated by reference
to the SEC filing on June 16, 2005,
under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007434.